Exhibit 99.1

Yield10 Bioscience Announces Delisting from Nasdaq

WOBURN, Mass. – May 15, 2024 – Yield10 Bioscience, Inc. (Nasdaq:YTEN) ("Yield10" or the "Company"), an agricultural bioscience company, today announced that Company has received a final delisting notice from Nasdaq. The delisting is a result of failure to regain compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(b)(1) requiring companies listed on the Nasdaq Capital Market to maintain stockholder’s equity of at least $2,500,000. Suspension of trading in the Company’s common stock on the Nasdaq exchange will be effective at the open of trading on May 16, 2024.

Following the Nasdaq delisting, shares of the Company's common stock will continue to trade publicly. Effective May 16, 2024, the Company's common stock will be eligible for quotation and trading on the "over the counter" market operated by the OTC Markets Group Inc. (the "OTC Market"). The Company's trading symbol will remain YTEN. For stock price quotes or additional information on the OTC Market, please visit www.otcmarkets.com. The Company plans to apply for trading on the OTC-QB market.

The Company does not expect the transition to the OTC Market to affect business operations. The Company remains focused on executing its business plan and will explore any and all strategic opportunities, both internally and externally, that have the ability to advance the development of Camelina, as well as grow shareholder value.

Following the Nasdaq delisting, the Company's common stock will continue to be registered with the SEC under the Exchange Act, and the Company will continue to file reports under the Exchange Act, which reports will be available on the SEC's website, www.sec.gov.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a Staff delisting determination.

About Yield10 Bioscience

Yield10 Bioscience, Inc. is an agricultural bioscience company that is leveraging advanced genetics to develop the oilseed Camelina sativa ("Camelina") as a platform crop for large-scale production of sustainable seed products. These seed products include feedstock oils for renewable diesel and sustainable aviation biofuels; omega-3 (EPA and DHA+EPA) oils for pharmaceutical, nutraceutical and aquafeed applications; and, in the future, PHA biomaterials for use as biodegradable bioplastics. Subject to the availability of sufficient financial resources to continue operations, our commercial plan is based on establishing a grain contracting business leveraging our proprietary elite Camelina seed varieties, focusing on the production of omega-3 oils for nutritional applications and partnering or licensing our advanced Camelina gene technologies to biofuel value chain partners to support their goals of meeting the growing demand for low-carbon intensity feedstock oil. Yield10 is headquartered in Woburn, MA and has a Canadian subsidiary, Yield10 Oilseeds Inc., located in Saskatoon, Canada.

For more information about the Company, please visit www.yield10bio.com, or follow the Company on X (formerly Twitter), Facebook and LinkedIn.

(YTEN-G)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, statements regarding the Company's expectations for including statements regarding the delisting of our common stock from Nasdaq, our transition over to the OTC Markets, and the continued registration of our common stock under the Exchange Act, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the Company’s ability to secure adequate funding in the near term to continue operations as to which no assurance can be given, as well as the risks and uncertainties detailed in Yield10's filings with the Securities and Exchange Commission. Yield10 assumes no obligation to update any forward-looking information contained in this press release or with respect to the matters described herein.

Contacts:

Yield10 Bioscience:

Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com